Registration No. 333-_____

    As filed with the Securities and Exchange Commission on June 1, 2001

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

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                                   FORM S-8
                            REGISTRATION STATEMENT
                                  UNDER THE
                            SECURITIES ACT OF 1933

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                           REUNION INDUSTRIES, INC.
            (Exact name of registrant as specified in its charter)

          Delaware                                             06-1439715
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)

        11 Stanwix Street, Suite 1400, Pittsburgh, Pennsylvania 15222
                   (Address of Principal Executive Offices)

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            THE 1998 STOCK OPTION PLAN OF REUNION INDUSTRIES, INC.
                            (Full title of plan)
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Richard L. Evans                                Copies of communications to:
Reunion Industries, Inc.
11 Stanwix Street                               Stephen W. Johnson, Esq.
Suite 1400                                      Buchanan Ingersoll PC
Pittsburgh, Pennsylvania 15222                  One Oxford Centre, 20th Floor
(Name and address of agent for service)         301 Grant Street
412-281-2111                                    Pittsburgh, Pennsylvania 15219
(Telephone number of agent for service)         (412) 562-8800

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                       Calculation of Registration Fee

                                 Proposed     Proposed
                                  maximum     maximum
  Title of                       offering     aggregate    Amount of
securities to     Amount to        price      offering    registration
be registered   be registered   per unit(1)   price(1)        fee
-------------   -------------   -----------   ---------   ------------
Common Stock       600,000        $ 1.295     $ 777,000     $ 194.25


(1) The price is estimated solely for purpose of calculating the registration fee pursuant to Rule 457(h)(1). The offering price and fee are computed based on the average of the high and low prices of the registrant's common stock as reported on the American Stock Exchange on May 29, 2001.

                                                    Registration No. 333-_____

     As filed with the Securities and Exchange Commission on June 1, 2001


         INCORPORATION OF PRIOR REGISTRATION STATEMENTS BY REFERENCE

     Reunion Industries, Inc. (the "Corporation"), hereby incorporates by reference into this Registration Statement the information contained in the Corporation's earlier Registration Statement, File No. 333-37702, relating to the Corporation's 1998 Stock Option Plan.




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                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on June 1, 2001.

                                        REUNION INDUSTRIES, INC.

                                        /s/ RICHARD L. EVANS
                                        ------------------------
                                        Richard L. Evans
                                        Executive Vice President of
                                        Administration and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities as of this 1st day of June, 2001.

Signature                 Title                              Date
---------                 -----                              ----
Charles E. Bradley, Sr.   Chairman of the Board and
                          Chief Executive Officer

Thomas N. Amonett         Director


Kimball J. Bradley        Director, President and
                          Chief Operating Officer

Thomas L. Cassidy         Director                    /s/RICHARD L. EVANS
                                                      -------------------
                                                      Richard L. Evans, for
W. R. Clerihue            Director                    himself and as
                                                      attorney-in-fact for
                                                      each director and
Joseph C. Lawyer          Director and Vice           the principal
                          Chairman                    financial and
                                                      accounting officer,
Franklin Myers            Director                    on June 1, 2001


John G. Poole             Director


Richard L. Evans          Executive Vice President
                          of Administration and Secretary

John M. Froehlich         Executive Vice President of
                          Finance and Chief Financial
                          Officer (Principal Accounting Officer)

                                    - 3 -

                                Exhibit Index
                                -------------

Exhibit
Number     Description
-------    -----------

  4.1      The 1998 Stock Option Plan of Reunion Industries, Inc.
           Incorporated by reference from Exhibit 2.2 to Registration Statement on Form S-4 (No. 333-56153)

  4.2 Form of Stock Option Agreement relating to the 1998 Stock Option Plan. Incorporated by reference from Exhibit 10.7 to Annual Report on Form 10-K for year ended December 31, 1998 (No. 033-64325)

  5.1*     Opinion of Buchanan Ingersoll Professional Corporation

 23.1* Consent of Buchanan Ingersoll Professional Corporation (included in its opinion filed as Exhibit 5.1 hereto)

 23.2*     Consent of PricewaterhouseCoopers LLP, Pittsburgh, PA

 24.1*     Power of Attorney

* Filed herewith.




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                                                               Exhibit 5.1


                                 May 24, 2001


Reunion Industries, Inc.
11 Stanwix Street, Suite 1400
Pittsburgh, Pennsylvania 15222

Gentlemen:

     In connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Reunion Industries, Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the registration of an additional 600,000 shares of the Company's common stock, par value $.01 per share (the "Shares"), reserved for issuance under the Company's 1998 Stock Option Plan (the "Plan"), we, as counsel for the Company, have examined such corporate records, other documents, and questions of law as we have considered necessary or appropriate for the purpose of this opinion.

     Based on such examination, we are of the opinion that when the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission and when the Shares have been duly issued and delivered pursuant to the terms of the Plan, such Shares will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                     Sincerely,

                                     BUCHANAN INGERSOLL
                                     PROFESSIONAL CORPORATION

                                     By:/s/ Stephen W. Johnson
                                     -------------------------------
                                            Stephen W. Johnson

                                    - 5 -

                                                               Exhibit 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 18, 2001 relating to the financial statements of Reunion Industries, Inc., which is included in Reunion Industries, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated April 18, 2001 related to the financial statement schedules, which appears in such Annual Report on
Form 10-K.

/s/ PricewaterhouseCoopers LLP

    PricewaterhouseCoopers LLP
    Pittsburgh, Pennsylvania
    May 31, 2001




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                                                               Exhibit 24.1

                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard L. Evans his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement relating to the registration and sale of additional shares of common stock of Reunion Industries, Inc. reserved for issuance in connection with the 1998 Stock Option Plan of Reunion Industries, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                     Title                            Date
---------                     -----                            ----
/s/Charles E. Bradley, Sr.
---------------------------   Chairman of the Board            June 1, 2001
   Charles E. Bradley, Sr.    and Chief Executive
                              Officer
/s/Thomas N. Amonett
---------------------------   Director                         June 1, 2001
   Thomas N. Amonett

/s/Kimball J. Bradley
---------------------------   Director, President and          June 1, 2001
   Kimball J. Bradley         Chief Operating Officer

/s/Thomas L. Cassidy
---------------------------   Director                         June 1, 2001
   Thomas L. Cassidy

/s/W.R. Clerihue
---------------------------   Director                         June 1, 2001
   W.R. Clerihue

/s/Joseph C. Lawyer
---------------------------   Director and Vice Chairman       June 1, 2001
   Joseph C. Lawyer

/s/Franklin Myers
---------------------------   Director                         June 1, 2001
   Franklin Myers

/s/John G. Poole
---------------------------   Director                         June 1, 2001
   John G. Poole

/s/John M. Froehlich
---------------------------   Executive Vice President of      June 1, 2001
   John M. Froehlich          Finance, Chief Financial Officer

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